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                                                                  Exhibit 10.27



                                 LEASE AMENDMENT

         THIS AGREEMENT made and entered into as of the 17th day of March, 1995 by and between DB&D PARTNERSHIP, a Washington general partnership ("Landlord"), and GARGOYLES, INC. , a Washington corporation ("Tenant").

                                   WITNESSETH

         A. Landlord or its predecessor in interest, and Tenant or its predecessor in interest, have heretofore entered into that certain lease dated December 16, 1993, for premises (the "Premises") described as 5866 S. 194th, Kent, WA 98032, initially containing approximately 25,841 square feet, which lease has not heretofore been amended or assigned (the "Lease"), a copy of which is attached hereto and incorporated herein.

         B. The parties mutually desire to amend the Lease according to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereby agree as follows:

         1. AMENDMENT. The parties agree that the Lease shall be amended in accordance with the following terms and conditions:

                  1.1 Section 1.04 entitled Property is amended to add the following legal description, to wit:

                  Lot A, City of Kent Short Plat Number SP-93-10, recorded under Recording Number 9312292721, said short plat being a portion of Lots 15 and 16, Block 1, Southcenter Corporate Park, according to the plat thereof recorded in Volume 114 of Plats, pages 36 through 42, inclusive, in King County, Washington.

                  1.2 Section 1.05 entitled Lease Term is amended to provide that the Lease term shall be for a shortened term ending on March 31, 2000.

                  1.3 Section 1.12 entitled Rent and Other Charges Payable by Tenant is amended to provide that effective April 1, 1995 base rent shall be Eighteen Thousand Twenty-Five and 00/00 Dollars ($18,025) per month, payable as provided in Section 3.01, and shall be increased during the remaining term as follows:
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                  Effective April 1, 1996, the monthly base rent shall be
increased to $18,746.

         Effective April 1, 1997, the monthly base rent shall be increased to $19,496.

         Effective April 1, 1998, the monthly base rent shall be increased to $20,276.

         Effective April 1, 1999, the monthly base rent shall be increased to $21,087.

                  1.4 Section 3.04 entitled Termination: Advance Payments is amended by adding the following at the end of the section:

                  Upon the expiration of the Lease term or other termination of this Lease not resulting from Tenant's default, and so long as Tenant is not in default under any term, condition or covenant of this Lease, Tenant shall have the right to purchase the following described furniture, fixtures and equipment for a cash compensation paid to Landlord in an amount upon which Landlord and Tenant shall reasonably agree. In the event Landlord and Tenant are unable to reach an agreement as to value of furniture, fixture, or equipment, the purchase price shall be the Fair Market Value, as determined by an independent licensed and certified appraiser. Tenant shall give notice to Landlord not less than ninety (90) days prior to the expiration or termination of the Lease of its intent to purchase the furniture, fixtures and equipment. In any event, Tenant shall restore and repair the Property upon its removal of any of the following from the Property:

                           (a) All built-in furniture and fixtures --
                  principally secretarial work stations, main sales conference room, and built-in cabinets.

                           (b) Phone system and 30 phones.

                           (c) Conference room table, chairs and cabinets.

                  1.5 Section 4.04(c) entitled Payment of Premiums is amended by striking Tenant's obligation to pay for Landlord's rental income insurance policy. Except as amended, the remaining terms and conditions of this Section 4.04(c) shall remain in full force and effect.


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                  1.6 Section 6.03 entitled Landlord's Obligations is amended to impose upon Landlord the responsibility to maintain in good order, condition and repair all structural components of the building including foundations, walls and the roof at Landlord's expense. Except as amended, the remaining terms and conditions of this Section 6.03 shall remain in full force and effect.

                  1.7 Section 6.04(a) is amended to conform with the amendment to Section 6.03. Except as amended, the remaining terms and conditions of
Section 6.04(a) shall remain in full force and effect.

         2. EFFECTIVE DATE. This Agreement shall become effective as an amendment to the Lease as of, on and after March 17, 1995 (herein referred to as the "Effective Date"), and shall continue in effect until and unless otherwise amended by the parties in writing.

         3. WHOLE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this Agreement, the latter provisions shall govern and control.

         4. NO OFFER. This Agreement shall not be binding until executed and delivered by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

         Landlord:                                   TENANT:

         DB&D GARGOYLES, INC.                        GARGOYLES, INC.


         By /s/  Dennis Burns                        By /s/  Douglas B. Hauff
            -----------------------                     -----------------------
            Its  Managing Partner                       Its  President
                 ------------------                     -----------------------


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STATE OF WASHINGTON                 )
                                    ) ss.
COUNTY OF KING                      )

         On this 17th day of March, 1995, before me personally appeared Dennis Burns, to me known to be the Managing Partner of DB&D PARTNERSHIP, who executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    /s/ Richard J. Padden
                                    -------------------------------------------
                                    Richard J. Padden  (Print Name)
                                    -----------------
                                    Notary Public in and for the State
                                    of Washington, residing at Seattle
                                                               ----------------
                                    My Commission Expires:  9/1/96
                                                            -------------------

STATE OF WASHINGTON                 )
                                    ) ss.
COUNTY OF KING                      )

         On this 17th day of March, 1995, before me personally appeared Doug Hauff, to me known to be the President of GARGOYLES, INC., who executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    /s/ Richard J. Padden
                                    -------------------------------------------
                                    Richard J. Padden  (Print Name)
                                    -----------------
                                    Notary Public in and for the State
                                    of Washington, residing at Seattle
                                                               ----------------
                                    My Commission Expires:  9/1/96
                                                            -------------------


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